UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 16, 2015
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2015, PPG Industries, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders. At the 2015 Annual Meeting of Shareholders, the Company’s shareholders elected Michael W. Lamach as a director of the Company to serve in the class whose term expires at the Annual Meeting of Shareholders in 2018. The Board of Directors appointed Mr. Lamach to the Audit Committee and the Nominating and Governance Committee of the Board of Directors. In connection with Mr. Lamach’s appointment to the Audit Committee, the Board of Directors reassigned John V. Faraci from the Audit Committee to the Technology and Environment Committee of the Board of Directors. Mr. Faraci will continue to serve on the Nominating and Governance Committee.

As an independent director of PPG, Mr. Lamach will be entitled to receive compensation consistent with that of PPG’s other independent directors who are not employees of PPG, as described in PPG’s definitive proxy statement filed with the Securities and Exchange Commission on March 5, 2015 under the caption “Compensation of Directors,” which portion of such proxy statement is incorporated herein by reference.

Mr. Lamach is the Chairman, President and Chief Executive Officer of Ingersoll-Rand plc. In 2014, PPG purchased approximately $900,000 of products and services from Ingersoll-Rand and sold approximately $800,000 of products and services to Ingersoll-Rand. Such purchases and sales were made in the ordinary course of each company’s business and amount to less than two percent of each company’s consolidated gross revenues for 2014.

Mr. Lamach was not selected as a director of PPG pursuant to any arrangement or understanding between Mr. Lamach and any other person or entity.

A press release reporting Mr. Lamach’s election is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Shareholders, the Company’s shareholders voted on the following matters:

1.	The four nominees for director were elected to serve three-year terms ending in 2018 as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Charles E. Bunch	88,128,640	6,917,712	17,427,324
Michael W. Lamach	88,425,061	6,621,291	17,427,324
Martin H. Richenhagen	89,234,564	5,811,788	17,427,324
Thomas J. Usher	92,950,685	2,905,667	17,427,324

The following directors did not stand for re-election at the 2015 Annual Meeting of Shareholders (the year in which each director’s term expires is indicated in parenthesis): James G. Berges (2016), John V. Faraci (2016), Victoria F. Haynes (2016), Stephen F. Angel (2017), Hugh Grant (2017) and Michele J. Hooper (2017).

2.	The proposal to approve the compensation of the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
90,905,690	3,499,348	641,121	17,427,324

3.
By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation to replace the supermajority voting requirements:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
93,086,286	1,328,585	631,481	17,427,324

4.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 was approved as follows:

Votes For	Votes Against	Votes Abstained
111,118,773	926,901	428,002

There were no broker non-votes with respect to this matter.

As of the record date of the 2015 Annual Meeting, 136,397,471 shares of common stock were issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report

Exhibit Number	Description

99	Press release of PPG Industries, Inc. dated April 16, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 21, 2015	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer